UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 6, 2005

THE NEPTUNE SOCIETY, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30480	59-2492929

(Commission file number)	(I.R.S. Employer Identification No.)

4312 Woodman Avenue, Third Floor
Sherman Oaks, California 91423

(Address of Principal Executive Offices and Zip Code)

Telephone (818) 953-9995

(Registrant's telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 8.01	Other Events

On October 6, 2005, The Neptune Society, Inc. prepaid $2,000,000 of the outstanding principal and accrued interest and loan fees under issued a Secured Promissory Note in the principal amount of $3,000,000, due February 2, 2010 (the “Note”), payable to Brooklyn Holdings LLC, a Nevis limited liability company. The secured promissory note bears simple interest on the principal amount at the rate of thirteen and one half percent (13.5%) per annum, without penalty for pre-payment. Neptune Society is also obligated to pay Lender a Loan Fee equal to three and one-half percent (3.5%) per annum, calculated, as simple interest, on the unpaid balance of the Principal Amount. The payment was made from working capital of the Neptune Society.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEPTUNE SOCIETY, INC.

Date: October 12, 2005
/s/ Dan Solberg
Name: Dan Solberg Title: Chief Financial Officer